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                                                          Exhibit 99.B(h)(iv)(c)

                    AMENDMENT #5 TO PARTICIPATION AGREEMENT

This Amendment to the Participation Agreement dated May 1, 2000 and amended May 1, 2000, May 1, 2003, May 3, 2004 and June 21, 2006 by and between JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY ("JPLA"), JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, JEFFERSON PILOT VARIABLE CORPORATION ("JPVC"), FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST and FRANKLIN/TEMPLETON DISTRIBUTORS, INC. is effective April 2, 2007, regardless of when executed.

Whereas, effective April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life and Annuity Company of New York;

Whereas, effective April 2, 2007 JPF Separate Account B will be renamed Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B.

Whereas, it is expected that effective May 1, 2007 the Principal Underwriter for Jefferson-Pilot Life Insurance Company will change from Jefferson Pilot Variable Corporation to Lincoln Financial Distributors, Inc. ("LFD"), a broker-dealer;

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as amended as follows:

   1. All references to Jefferson Pilot LifeAmerica are replaced with Lincoln Life and Annuity Company of New York.
   2. All references to New Jersey are replaced with New York.
   3. All references to JPF Separate Account B are replaced with Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B.
   4. The parties consent to an assignment of the responsibilities of JPVC under this Agreement to LFD

Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

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
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST       JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

By: ___________________                                    By: ___________________

Name: ________________                                     Name: ________________

Date: _________________                                    Date: _________________



LINCOLN FINANCIAL DISTRIBUTORS

By: ________________________

Name: _____________________

Date: ______________________



FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: ________________________

Name: _____________________

Date: ______________________



JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By: ________________________

Name: _____________________

Date: ______________________
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